Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

OTELCO INC.

ARTICLE I.
NAME

The name of the corporation (herein called the “Corporation”) is Otelco Inc.

ARTICLE II.
REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Suite 1B, City of Dover, County of Kent, 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

ARTICLE III.
PURPOSE & DURATION

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).  The Corporation is to have a perpetual existence.

ARTICLE IV.
CAPITAL STOCK

Section 1.          Authorized Capital Stock.  The total number of shares of capital stock which the Corporation shall have authority to issue is 20,800,000 shares of common stock, $0.01 par value per share, of which 20,000,000 shares are designated as Class A common stock (the “Class A Stock”) and 800,000 shares are designated as Class B common stock (the “Class B Stock”), and 2,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 2.          LLC Corporate Conversion.  At the time that this Certificate of Incorporation is filed with the Secretary of State (the “Effective Time”), each membership interest (each, a “Unit”) in the Corporation’s predecessor, Rural LEC Acquisition LLC, a Delaware limited liability company, issued and outstanding immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be automatically reclassified, changed and converted into                    shares of Class B Stock and                    IDSs (as defined below).  Fractional shares shall not be issued upon such conversion.  As soon as practicable following the Effective Time, each holder of Units may exchange the certificate(s) evidencing the Units held by such holder with the Corporation for a new certificate evidencing the appropriate number of shares of Class B Stock and IDSs.  Until the time that any certificate evidencing Units has been exchanged in accordance with the preceding sentence, such certificate shall be deemed, for all purposes, to represent the applicable number of shares of Class B Stock and IDSs after the Effective Time.

Section 3.          Terms of Capital Stock.  The following is a statement of the designations, preferences, voting powers, qualifications, special or relative rights and privileges in respect of the authorized capital stock of the Corporation:

(a)           Class A Stock and Class B Stock.  The Class A Stock and Class B Stock shall have all rights and privileges typically associated with common stock as set forth in the DGCL, including without limitation, the right to vote on all matters typically presented to the holders of the common stock for a vote and the additional rights and privileges hereinafter set forth:

(i)            The Class A Stock shall be identical to the Class B Stock in all respects, except that:

(A)          The Corporation shall only be permitted to issue shares of Class A Stock as part of an income deposit security of the Corporation (an “IDS”), except to the extent that such IDSs have separated into shares of Class A Stock and Senior Subordinated Notes (as defined below) represented thereby.  Such IDSs shall consist of one share of Class A Stock and a senior subordinated note of the Corporation due 2019 (a “Senior Subordinated Note”) with a principal amount of $                    ; and

(B)           No dividend, whether in cash or property, shall be paid or declared on Class B Stock.

(ii)           Except as otherwise set forth herein, in any certificate of designations, preferences and rights then in force or in the By-laws (as defined below), the holders of the Class A Stock and Class B Stock shall vote together on all matters as a class; provided, however, that, except as otherwise required by law, holders of Class A Stock and Class B Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series of Preferred Stock are entitled, either separately or voting together with the holders of one or more other such class or series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to the DGCL.  Each share of Class A Stock and Class B Stock shall entitle the holder thereof to cast one vote.

(iii)          Subject to the rights of the Preferred Stock, (A) dividends and other distributions may be paid on the Class A Stock, as and when declared by the Board, in cash, capital stock or property, out of the assets or funds of the Corporation legally available therefor and (B) upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of shares of Class A Stock and Class B Stock shall share ratably, on pari passu basis, in the assets of the Corporation available for distribution.

(b)           Preferred Stock.  Subject to the provisions of this Article IV, the Preferred Stock may be issued from time to time in one or more classes or series.  The Board shall have the authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more certificates of designations providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Certificate of Incorporation.

                                The authority of the Board with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

(i)            the distinctive designation of such class or series and the number of shares to constitute such class or series;

(ii)           the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(iii)          the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock, and, if redeemable, the price, terms and manner of such redemption;

(iv)          the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v)           the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi)          the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(vii)         voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

(viii)        limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(ix)           such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board, by the vote of the members of the Board then in office acting in accordance with this Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not inconsistent with law, the provisions of this Certificate of Incorporation or the provisions of any certificate of designations.

(c)           Stockholder Meetings.

(i)            Except as otherwise required by law, a quorum for the transaction of business at meeting of stockholders shall be as set forth in the By-laws and shall require the presence in person or by proxy of the holders of record of a minimum of one-third of the voting power of the outstanding shares of capital stock entitled to vote at such meeting.  Notwithstanding the foregoing, a minimum quorum of a majority of the voting power of the outstanding shares of capital stock entitled to vote is necessary to hold a vote for any director in a contested election, the removal of a director from the Board or the filling of a vacancy on the Board.

(ii)           Notwithstanding anything to the contrary contained herein, (A) special meetings of the stockholders may only be called by the Board pursuant to (I) a resolution adopted by a majority of the members of the Board or (II) a request by holders of at least a majority of the voting power of all outstanding shares of the capital stock of the Corporation entitled to vote at such special meeting and (B) actions to be voted on by the holders of capital stock may not be taken by written consent in lieu of a meeting and the power of stockholders to consent in writing, without a meeting, to take any action is specifically denied.

(iii)          Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(d)           No Preemptive Rights.  The holders of the capital stock of the Corporation shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

ARTICLE V.
DIRECTORS

Section 1.          Number of Directors.  The number of directors on the Board is initially set at seven (7) until otherwise fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board.

Section 2.          Classified Board.  The Board shall be divided into three classes, designated Class I, Class II and Class III, which shall be as nearly equal in number as possible.  Directors of Class I shall hold office for an initial term expiring at the annual meeting of stockholders to be held in 2005.  Directors of Class II shall hold office for an initial term expiring at the annual meeting of stockholders to be held in 2006.  Directors of Class III shall hold office for an initial term expiring at the annual meeting of stockholders to be held in 2007.  Except as otherwise provided in the Company’s Third Amended and Restated By-laws (the “By-laws”) in connection with the removal of directors and the filling of vacancies on the Board, at each annual meeting of the stockholders, the respective successors of the directors whose terms are then expiring shall be elected for terms expiring at the annual meeting of stockholders held on the third anniversary thereof.  Upon the filing of this Certificate of Incorporation, the initial directors of the Board shall be as follows:

Class I:       Michael D. Weaver and Patricia L. Higgins.

Class II:      Andrew Meyers and John P. Kunz.

Class III:    Stephen P. McCall, William F. Reddersen and Howard Haug.

Section 3.          Vacancies and Removal.  Any vacancies in the Board for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.  Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage pay be specified by law, this Certificate of Incorporation or By-laws of the Corporation), any director or the entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of 50% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

ARTICLE VI.
LIABILITY AND INDEMNIFICATION

Section 1.          Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duties as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (or any successor provision thereto), or (d) for any transaction from which the director derived any improper personal benefit.  If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  The Corporation is authorized to provide by by-law, agreement or otherwise for indemnification of directors, officers, employees and agents for breach of duty to the Corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law.

Section 2.          Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, excise taxes, penalties or amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the Indemnitee’s heirs, testators, intestates, executors and administrators; provided, however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a Proceeding, had no reasonable cause to believe his conduct was unlawful; provided further, however, that no indemnification shall be made in the case of a Proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such Proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification; provided further, however, that, except as provided below with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) initiated by such Indemnitee was authorized by the Board.  The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

If a claim under this Section 2 is not paid in full by the Corporation with 60 days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of any Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In

(i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the DGCL.  Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Statute, nor an actual determination by the Corporation (including the Board, independent legal counsel or the stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Section or otherwise shall be on the Corporation.

Section 3.          Modification of this Article.  Any repeal or modification of this Article VI, shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation (as applicable) existing at the time of such repeal or modification.  Any right or protection of a director, officer, employee or agent of the Corporation (as applicable) under this paragraph shall inure to the benefit of such person’s heirs, executors and administrators.

ARTICLE VII.
INTERESTED TRANSACTIONS

The Corporation elects not to be governed by Section 203 of the DGCL (or any successor provision thereto).

ARTICLE VIII.
AMENDING THE BY-LAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized and empowered to make, alter, amend or repeal the By-laws in any manner, without the assent or vote of the stockholders, not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation.  Notwithstanding the foregoing sentence, the stockholders may make, alter, amend or repeal the By-laws in any manner pursuant to a vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote.

ARTICLE IX.
AMENDMENT

The Corporation reserves the right to amend any provision contained in this Certificate of Incorporation as the same may from time to time be in effect in the manner now or hereafter prescribed by laws of the State of Delaware, and all rights conferred upon stockholders, directors or others hereunder are subject to such reservation.  Notwithstanding the foregoing, and without limiting any additional requirements set forth in the DGCL, the following provisions of this Certificate of Incorporation may only be amended by a vote of at least two-thirds of the voting power of the outstanding shares of capital stock entitled to vote on such matters:  Section 3(c) of Article IV, Article V, Article VI, Article VIII and this Article IX.

ARTICLE X.
INCORPORATOR

The name and mailing address of the incorporator is as follows:

Michael D. Weaver
505 Third Avenue East
Oneonta, Alabama 35121

*          *          *          *          *

IN WITNESS WHEREOF, I, the undersigned, being the sole incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts stated above are true and, accordingly, I have hereunto set my hand as of December        , 2004.

Michael D. Weaver